Exhibit 99.1

International Headquarters
5221 North O’Connor Blvd.		News Release
Suite 500
Irving, Texas 75039
Phone:	972.869.3400
Fax:	972.443.1701

FOR IMMEDIATE RELEASE

Thomas Group Announces End to SEC Stock Investigation

Irving, Texas, June 8, 2007 Thomas Group, Inc. (NasdaqGM: TGIS) today announced that the United States Securities and Exchange Commission (“SEC”) has formally notified Thomas Group that its investigation of Thomas Group’s historical stock option granting practices has been terminated with no enforcement action recommended to the Commission.

As stated in the Company’s press release dated April 6, 2007, the Company self reported its internal investigation of its historical stock option granting practices and the restatement of certain prior accounting periods to the SEC.

***

Thomas Group, Inc. (NasdaqGM: TGIS) is an international, publicly traded professional services firm specializing in operational improvements. Thomas Group’s unique brand of process improvement and performance management services enable businesses to enhance operations, improve productivity and quality, reduce costs, generate cash and drive higher profitability. Known as The Results Company(SM), Thomas Group creates and implements customized improvement strategies for sustained performance improvements in all facets of the business enterprise. Thomas Group has offices in Dallas, Detroit, and Hong Kong. For additional information on Thomas Group, Inc., please go to www.thomasgroup.com.

***

Contact :	David English, Chief Financial Officer
972-869-3400
denglish@thomasgroup.com